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                                                                    EXHIBIT 10.7

                              ZIMMER HOLDINGS, INC.
                           TEAMSHARE STOCK OPTION PLAN

      1. PURPOSE: The purpose of the Zimmer Holdings, Inc. TeamShare Stock Option Plan (the "Plan") is to advance the interests of Zimmer Holdings, Inc. and its Subsidiaries and Affiliates by giving substantially all Employees a stake in the Company's future growth, in the form of stock options, thereby improving such Employees' long-term incentives and aligning their interests with those of the Company's shareholders.

      2. DEFINITIONS: For purposes of this Plan:

            (a) "Affiliate" shall mean any entity in which the Company has an ownership interest of more than 50%.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean the Company's common stock.

            (d) "Company" shall mean Zimmer Holdings, Inc.

            (e) "Disability" or "Disabled" shall mean qualifying for and receiving payments under a long-term disability pay plan maintained by the Company or any Subsidiary or Affiliate or as required by or available under applicable local law.

            (f) "Employee" shall mean any individual employed by the Company or any Subsidiary or Affiliate, excluding leased employees within the meaning of Section 414(n) of the Code and key executives of the Company or any of its Subsidiaries or Affiliates. Employee shall also exclude any person who performs services for the Company if the Company treats the person for tax or labor law purposes as an independent contractor. If such person is subsequently determined to be an employee of the Company by the Internal Revenue Service or any other federal, state or local governmental agency or competent court of authority, such person will become an Employee on the date that this determination is finally adjudicated or otherwise accepted by the Company as long as he or she meets the other requirements of this Section 2(f). Such person shall not, under any circumstances, be treated as an Employee for the period of time during which the Company treated the person as an independent contractor for federal tax purposes even if the determination of the employee status has retroactive effect. In addition, any person who performs services for the Company, regardless of whether such person is an employee or independent contractor, shall not be an Employee for any period of time during which he or she has agreed in writing that he or she is not entitled to participate in the Company's employee benefit plans.

            (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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            (h) "Fair Market Value" shall mean the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange composite tape on the date of measurement or on any date as determined by the Committee, or if there were no trades on such date, on the day on which a trade occurred next preceding such date.

            (i) "Retirement" and "Retire" shall mean termination of the employment of an Employee with the Company or any Subsidiary or Affiliate on or after (i) the Employee's 65th birthday or (ii) the Employee's 55th birthday if the Employee has completed 10 years of service with the Company, its Subsidiaries and its Affiliates. For the purposes of this
      Section 2(i) and all other purposes of this Plan, Retirement shall also mean termination of employment of an Employee with the Company or a Subsidiary or Affiliate for any reason (other than the Employee's death, disability, resignation, willful misconduct or activity deemed detrimental to the interests of the Company) where, on termination, the Employee's age plus years of service (rounded up to the next higher whole number) equals at least 70 and the Employee has completed 10 years of service with the Company, its Subsidiaries and its Affiliates and where applicable, the Employee has executed a general release, a covenant not to compete and/or a covenant not to solicit.

            (j) "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

      3. SHARES AVAILABLE FOR OPTIONS: The amount of shares of the Company's stock which may be issued for options granted under the Plan shall not exceed [___________] shares, subject to adjustment under Section 10 hereof. If and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

      4. ADMINISTRATION: The Plan shall be administered under the supervision of the Board of Directors of the Company, which shall exercise its powers, to the extent herein provided, through the agency of the Compensation and Management Development Committee (the "Committee") appointed by the Board of Directors of the Company and shall consist of not less than three directors who shall serve at the pleasure of the Board.

      The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

      The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

      Notwithstanding the foregoing, the Committee may designate persons other than members of the Committee to carry out such responsibilities of the Committee under the Plan as


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it may deem appropriate. The delegation of responsibilities will be effected by written instrument executed by the Committee.

      5. ELIGIBILITY: An option may be granted to an Employee who is actively employed with the Company or any Subsidiary or Affiliate on the grant date provided the Employee regularly works or is anticipated to regularly work at least 1,000 hours in a twelve (12) consecutive month period.

      The adoption of this Plan shall not be deemed to give any Employee any right to be granted an option to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as may be determined by the Committee.

      6. GRANTS AS OF EFFECTIVE DATE: On or after the effective date of the Plan, the Committee shall grant options to purchase Common Stock under this Plan ("Replacement Options") to all Employees who hold outstanding options to purchase stock of Bristol-Myers Squibb Company under the Bristol-Myers Squibb Company TeamShare Stock Option Plan ("BMS Options"). The Replacement Options shall replace the Employees' outstanding BMS Options. The Committee shall establish the option price and number of shares of the Replacement Options based on the option price and number of shares of the corresponding BMS Options, adjusted to reflect the spinoff of the Company from Bristol-Myers Squibb Company. In other respects, the Replacement Options shall have terms generally consistent with the BMS Options that they replace, with such changes as the Committee deems appropriate. Service credited under the terms of the BMS Options before the date of grant of the Replacement Options shall be considered service for purposes of the Replacement Options.

      7. STOCK OPTIONS: Stock options under the Plan shall consist of nonqualified stock options.

      Each option shall be subject to the following terms and conditions:

            (a) GRANT OF OPTIONS. The Committee shall (1) determine the date(s) on which options may be granted, (2) select the Employees to whom options may be granted or offered subject to collective bargaining where required, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise, or on the shares of Common Stock issuable upon exercise thereof), and (5) prescribe the form of the instruments necessary or advisable in the administration of options.

            (b) TERMS AND CONDITIONS OF OPTION. Any option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan. Unless the Optionee rejects such Stock Option Agreement in writing, the Optionee shall be deemed to have accepted the Stock Option Agreement and shall be bound by all of the terms and conditions of the Stock Option Agreement and the Plan.


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                  (1) NUMBER OF SHARES SUBJECT TO AN OPTION. The Stock Option
            Agreement shall specify the number of shares of Common Stock subject to the Agreement.

                  (2) OPTION PRICE. Except as provided in Section 6, the
            purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value in U.S. dollars of a share of Common Stock on the date of the grant of such option.

                  (3) OPTION PERIOD. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

                  (4) CONSIDERATION. Each optionee, as consideration for the grant of an option, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year period of employment by the optionee.

                  (5) EXERCISE OF OPTION.

                         (a) An option shall be exercised by delivering notice
                  to the Company or its designee at such address and in such form as shall be designated by the Committee from time to time or pursuant to such other procedures that may be established by the Committee from time to time for the exercise of options.

                         (b) The Committee shall have the discretion to
                  establish one or more methods, and the accompanying procedures, that an optionee may use to exercise and pay the option exercise price including, without limitation, the designation of the brokerage firm or firms through which exercises shall be effected. At its discretion, the Committee may modify or suspend any method or procedure for the exercise or payment of stock options.

                         (c) The option exercise price shall be paid in full at
                  the time of exercise, and the Company shall require the optionee to pay the Company at the time of exercise the amount of tax required to be withheld by the Company under applicable foreign, federal, state and local withholding tax laws. This payment may be in paid in U.S. dollars or in any other manner that the Committee in its sole discretion approves including, without limitation, the withholding of shares of Common Stock that would otherwise be distributed; PROVIDED, HOWEVER, in no event may shares of Common Stock be withheld in an amount that exceeds the Company's minimum applicable withholding tax obligation for federal (including FICA), state, foreign and local tax liabilities with respect to the optionee.

                         (d) Except as provided in subsections (7), (8), (9),
                  and (10), an optionee must be an Employee at the time of exercise of an option.


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                         (e) Notwithstanding anything in the Plan to the
                  contrary, the Committee may, in its sole discretion, allow the exercise of a lapsed grant if the Committee determines that:
                  (i) the lapse was solely the result of the Company's inability to execute the exercise of an option award due to conditions beyond the Company's control and (ii) the optionee made valid and reasonable efforts to exercise the award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

                  (6) NONTRANSFERABILITY OF OPTIONS. No option granted under the
            Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (7) TERMINATION. An optionee who terminates employment with the Company or any Subsidiary or Affiliate (other than by Retirement, Disability or death) may exercise the vested portion of such option (as such vesting is set forth in the Stock Option Agreement), until the earlier of three months from the optionee's termination date or the expiration of the option period set forth therein. In the case of an optionee who terminates employment prior to the full vesting of the award, the unvested portion of the option will lapse unless the Committee has exercised its discretionary authority to accelerate the vesting of all or part of such option.

                  If an optionee is laid off or granted a leave of absence under a policy of the Company or any Subsidiary or Affiliate, the optionee's absence from work shall be treated as though the optionee remained in the employ of the Company, Subsidiary or Affiliate, provided that (i) in the case of a leave of absence, the optionee returns to work at the end of the approved period of absence and
            (ii) in the case of a layoff, the optionee returns to work within twelve months of the date the period of layoff commenced. An optionee who does not return to work as set forth above shall be treated as if the optionee's employment terminated effective as of
            (i) the date the optionee was scheduled to return to work, in the case of an approved leave of absence and (ii) the expiration of the twelve month period, in the case of an optionee who is laid off.

                  (8) RETIREMENT. If an optionee shall cease to be employed by the Company on account of Retirement after the optionee has been continuously employed for one year or more after the grant of the option, or as otherwise determined by the Committee, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment, unless otherwise determined by the Committee, and the option shall remain exercisable for the remainder of the option period set forth therein.


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                  (9) DISABILITY. An optionee who ceases to be actively employed by reason of Disability shall be treated as though the optionee remained in the employ of the Company or a Subsidiary or Affiliate until the earlier of (i) cessation of payments under a disability pay plan of the Company, Subsidiary or Affiliate, (ii) the optionee's death, or (iii) the optionee's 65th birthday.

                  (10) DEATH. In the event of the death of the optionee

                         (a) while in the employ of the Company or of any of its
                  Subsidiaries or Affiliates and provided the optionee shall have been continuously employed for one year after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, but in no event after the expiration of the option period set forth therein,

                         (b) while in the employ of the Company or a Subsidiary
                  or Affiliate but before the first anniversary of the grant, the option will immediately lapse,

                         (c) after Retirement, as defined in Section 2(i), and
                  provided the optionee shall have been continuously employed for one year after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, but in no event after the expiration of the option period set forth therein,

                         (d) after termination, but within the three month
                  period indicated in Section 7(b)(7), and provided the optionee shall have been continuously employed for three years after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, until the earlier of one year from the date of death or the expiration of the option period set forth therein.

                  In the event any option is exercised by the executors,
            administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

                  (11) OPTIONEES WHO BECOME SUBJECT TO SECTION 16 OF THE
            EXCHANGE ACT. If, subsequent to the grant date, an optionee becomes subject to Section 16 of the Exchange Act, the option and all rights of the optionee thereunder, shall terminate effective as of the day prior to such designation.

      8. CHANGE IN CONTROL: In the event of a change in control of the Company prior to the exercise of options granted under this Plan, but after the optionee has completed one year of continuous employment subsequent to the date of the granting of an option, all outstanding





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options shall become immediately fully vested and exercisable notwithstanding any provisions of the Plan to the contrary.

      In addition, in the event of a change in control of the Company, the Committee may (i) determine that outstanding options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) or (ii) take such other actions with respect to outstanding options as the Committee deems appropriate.

      For the purpose of this Plan, a change in control shall be deemed to have occurred on the earlier of the following dates:

            (a) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding common shares of the Company;

            (b) The date the shareholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company; or

            (c) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period beginning after the effective date of the Plan, unless the nomination for election by the Company's shareholders of each new director was approved by the vote of three-fourths of the directors then still in office who were in office at the beginning of the twelve (12) month period.

      9. DETERMINATION OF BREACH OF CONDITIONS: The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company's obligations in accordance with the provisions of the Plan shall be conclusive.

      10. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK: In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan, the number, class and the price of shares subject to outstanding options and the minimum number of shares that may be exercised (as set forth in Section 7(b)(5)(d)) shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

      11. TAXES: In connection with the transfer of shares of Common Stock to an optionee (or at such earlier date as may be required by local law), the Company may require the optionee to pay the amount required by any applicable governmental entity to be withheld or otherwise deducted and paid with respect to such transfer. Subject to Section 12 hereof, an optionee shall


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satisfy the obligation to pay withholding tax by providing the Company with funds (in U.S. dollars) sufficient to enable the Company to pay such Withholding Tax, or at the Company's discretion, the Company may retain or accept upon delivery thereof by the optionee shares of Common Stock sufficient in value to cover the amount of such withholding tax; provided that shares may not be withheld in excess of the Company's minimum applicable withholding tax for federal (including FICA), state, foreign and local tax liabilities with respect to the optionee.

      12. EMPLOYEES BASED OUTSIDE OF THE UNITED STATES: Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any options granted to Employees who are employed outside the United States and (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) grant to Employees employed in countries wherein the granting of stock options is impossible or impracticable, as determined by the Committee, stock appreciation rights with terms and conditions that, to the fullest extent possible, are substantially identical to the stock options granted hereunder. In addition, the Committee may grant such stock appreciation rights to individuals who provide services to the Company and who otherwise would be characterized as employees, but who are not permitted to be Employees of the Company pursuant to local laws of the country wherein the workers are employed.

      13. AMENDMENT OF THE PLAN: The Board of Directors may amend or suspend the Plan at any time and from time to time. No such amendment of the Plan may, however, without the written consent of the optionee, alter or impair any option.

      14. MISCELLANEOUS: By accepting any benefits under the Plan, each optionee and each person claiming under or through such optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board. No participant or any person claiming under or through him or her shall have any right or interest, whether vested or otherwise, in the Plan or in any option thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with. Nothing contained in the Plan or in any Agreement shall require the Company to segregate or earmark any cash or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its Subsidiaries or Affiliates to dismiss and/or discharge any Employee at any time.

      15. CONDITIONS: The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any option granted under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed,
(ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable,


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and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any caused by a delay in making such payment) incurred by reason of the exercise of any option granted under the Plan or the transfer of shares thereupon.

      16. TERM OF THE PLAN: The Plan shall become effective as of [______________] by action of the Board of Directors. The Plan shall terminate on the date that is ten years after the effective date of the Plan, or at such earlier date as may be determined by the Board of Directors. Termination of the Plan, however, shall not affect the rights of optionees under options theretofore granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

      17. GOVERNING LAW: This Plan, and the validity and construction of any options granted hereunder, shall be governed by the laws of the State of Indiana.




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